Exhibit 10.6

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

AGREEMENT FOR FEE-PER-SERVICE

This Agreement for fee-per-service (this “Agreement’) is effective by and between Clementia Pharmaceuticals, Inc., a privately held biopharmaceutical company with an address at 4150 Sainte-Catherine St. West, Suite 550, Montreal, Quebec, H3Z 2Y5, in the person of Clarissa Desjardins, PhD, CEO (“Clementia”), and Istituto Ortopedico Rizzoli, a public institution with registered office in Bologna, Via di Barbiano n. 1/10 (CAP. 40136), Tax ID and VAT n. 00302030374, in the person of the Chief of SC Amministrazione della Ricerca, Dr. Pierpaola D’Alessandro, [*****], authorized to the signature of this Agreement on behalf of Legal Representative, by IOR Resolution nr. 199 of 2016, Aug 1st (“Rizzoli”/“IOR”) hereafter referred as “Party”/“Parties”.

WHEREAS, Clementia is a biopharmaceutical company dedicated to developing treatments for ultra-rare diseases, including Multiple Osteochondromas.

WHEREAS, Rizzoli is one of the leading Italian Institutes specialized in the field of orthopedics and traumatology, having in 1981 been awarded by the status of “Scientific Institute of recovery and care” by the Italian Ministry of Health. At Rizzoli is held the structure “Medical Genetics and Rare Orthopaedic Diseases Department” (hereinafter “MG”) aims to diagnose and take care of patients affected by rare skeletal dysplasias and other orphan diseases. In addition, this Unit, whose scientific interest area is the field· of genetic and genomic research, collects and stores clinical and genealogical information of patients (Disease Registries) integrated with the molecular results to perform genotype-phenotype correlations. In particular, MG has implemented proprietary registries and databases (i.e. “Multiple Osteochondromas Registry”, “Diagnosis Data Registry” etc.), hereinafter jointly defined as “REM”.

WHEREAS, Clementia intends to obtain Registry data processing and analyses from Rizzoli’s REM for use in Clementia’s Multiple Osteochondroma (“MO”) research program (the “Project”), as defined below, and with the goal of advancing research and patient care in MO, which pertains to the area of activity of both parties.

NOW, THEREFORE, the parties hereby agree as follows:

Article 1
Definitions and exhibits

1.1 For purposes of this Agreement, the following terms shall have the meanings specified below:

“Effective date” shall mean the date referred to in art. 9.1 where this present Agreement becomes legally binding.

“Registry Data Analyses” shall mean aggregated demographic, clinical, genetic and other aggregate evaluation of anonymous data requested by Clementia and extracted from REM, as more particularly described in Exhibit A (Technical Annex).

“Project” shall mean an iterative exploration of data contained in the REM to design the development program with the aim to improve MO patients’ treatments and protocols.

“Scientific Report” shall mean a document, in paper or digital format, that describes the process, progress and results of a scientific research. It might also include recommendations and conclusions of the research and implemented guidelines. This document usually includes the Introduction, the Experimental section (where the materials and methods used are described), the Result section where the achieved outcomes are described, the Discussion of results and a Reference section.

“Proprietary Information” shall mean the confidential and proprietary information of a Party: (i) which is disclosed by such Party (the “Disclosing Party”), to the other Party (the “Receiving Party”) hereunder; (ii) that is disclosed during the execution of the Analyses, independent of its express classification as “Confidential “. Proprietary Information shall not include information that (a) is in possession of the Receiving Party at the time of disclosure thereof as demonstrated by written records; (b) is or later becomes part of the public domain through no fault of the Receiving Party; (c) is received by the Receiving Party from a third party having no obligation of confidentiality to the Disclosing Party; (d) is developed independently by the Receiving Party without use of Proprietary Information; (e) is required by law or regulation to be disclosed; provided, however, that the Receiving Party has provided written notice to the Disclosing Party promptly to enable the Disclosing Party to seek a protective order or otherwise prevent disclosure of such information; or (f) is disclosed by the Receiving Party in accordance with the terms of the Disclosing Party’s prior written approval. All results of the Project shall be deemed to be Proprietary Information of Clementia and the MO Registry shall be deemed the Proprietary Information of Rizzoli.

“Background” shall mean all products, methods, new knowledge, technology and inventions, patentable/copyrightable or not, and other intellectual property that already exists prior the Effective Date of this Agreement.

“Project Results” shall mean all and any intellectual property rights in the Analyses and in the final Scientific Report

1.2 Technical annex (Exhibit A) shall be considered as an integral part of the Agreement.

Article 2
Object of the Agreement

2.1 Clementia appoints Rizzoli, that accepts, to perform research activities that consist of elaborations and analyses on data extracted from Rizzoli‘s REM. In particular, IOR involvement should include a complex selection of anonymized case studies with multiple data extrapolation from REM IT platform, according to Clementia specifications and requirements (see Exhibit A) . Such research activities could include revaluations of clinical charts, radiological images and surgical folders revaluations. Clementia will not receive any data extrapolated form REM IT: the output that IOR should provide will exclusively be a Scientific Report (as foreseen at art 4), resulting from this internal multistep process, that includes data cleaning, data processing and data analyses.

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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2.2 Such Registry Data Analyses shall be performed on anonymized information/data/records according to the modalities listed and described in the Technical Annex (Exhibit A).

2.3 The main purpose of the Registry Data Analyses report is to increase the knowledge on MO disease in order to provide a chance to better understand natural history, disease progression, allowing researchers to establish adequate management and specific follow-ups for these patients. As a consequence, the required service of data analysis is intended to result in more adequate and personalized treatments, reducing time and cost of specialists with a significant impact on Public Health.

Article 3
Scientific and Administrative contacts

3.1 Rizzoli Chief Scientific Investigator responsible for the Analyses is Dr. Luca Sangiorgi (Head of Rizzoli MD), responsible also for data security. Contacts: email: luca.sangiorgi@ior.it; phone: +39 051 6366342

3.2 The person in charge on behalf of Clementia for all scientific matters pertaining to the execution of the Analyses (“Project manager”) is Dr. Donna Grogan (Chief Medical Officer), responsible also for data security. Contacts: email: dgrogan@clementiapharma.com , phone: 857-226-5582.

3.3 Rizzoli Administrative contacts are: SC Amministrazione della Ricerca - Dr. Pierpaola D’Alessandro; address: Istituto Ortopedico Rizzoli , via di Barbiano, 1/10, CAP 40136, Bologna (Italy); email: sars@ior.it; phone +39 0516366732; registered mail/PEC: ufficio.ricerca@pec.ior.it; fax +39 0516366540.

3.4 Clementia Administrative contacts are: Jeff Packman, Chief Development Officer; jpackman@clementiapharma.com; 857-226-5581 .

Article 4
Implementation procedures

4.1 Rizzoli will perform services at MG Structure (via di Barbiano 1/10, 40136 Bologna) according to terms and conditions agreed for in Exhibit A.

4.2 As activities of art. 2 are concerned, the Rizzoli Chief Scientific Investigator declares that the Authorizations to the implementation of the EM has been obtained by Rizzoli’s Ethical Committee on 2008, July 12nd (prot gen nr. 18139), and subsequent documentation updates and revisions.

4.3 Legal Authority Rizzoli hereby certifies that it has the legal authority and right to use the Registry Data to implement the Analyses, as contemplated by this Agreement Parties agree that none report should be considered as a kind of validation or authentication released by Public Authorities.

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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4.4 Registry Data Analyses: to the extent allowed by law, Rizzoli shall provide Clementia with the Registry Data Analyses report to be used by Clementia solely in accordance with Article 6 of this Agreement The Parties agree that Rizzoli will perform Analyses on the Registry Data, making all the data totally anonymous in accordance with applicable law, and that the identity of individuals whose data is incorporated into the REM shall be maintained completely in confidence by Rizzoli, applying all the technical measures to avoid patient identification and not provided to Clementia hereunder. In the event that Clementia, in connection with the Project, inadvertently learns the identity of an individual or individuals from whom information was obtained for the REM, Clementia agrees to maintain such individuals’ identities in strict confidence.

4.5 In the implementation of the Data Analyses, Rizzoli - in person of the IOR Chief Scientific Investigator - must keep Clementia updated - through its Project Manager - on the progress of the Analyses, including but not limited to relevant preliminary results.

4.6 Should events of any kind interrupt the aforementioned Analyses, Rizzoli - in person of the Chief Scientific investigator - must inform Clementia - in person of Project Manager - in writing by registered mail with return receipt, and/or by e-mail within four (4) working days.

4.7 After the conclusion of activities agreed upon by the Fee-per-Service - it is intended that research activities will take at least 4 months from the date of last signature of the Contract - , Rizzoli Chief Scientific Investigator shall send to Clementia Project Manager a final Scientific Report by registered mail with return receipt/PEC.

4.8 Rizzoli will provide Clementia with a preliminary Scientific Report by email to be reviewed by Clementia, and within fifteen (15) days from delivery of the preliminary report - Clementia Project Manager may ask to Rizzoli Chief Scientific investigator for elucidations and/or further information, integrations, etc. Rizzoli Chief Scientific Investigator should answer to the request for elucidations within thirty (30) days from arrival of the request. Should Clementia not require any amendments within fifteen (15) days form arrival of the preliminary Report, Rizzoli will send to Clementia the final Report, and the activity shall be considered fulfilled.

4.9 Rizzoli Chief Scientific Investigator may assign qualified staff members and contract staff to jointly work on the project. The choice of Rizzoli staff for the Analyses is the sole prerogative of Rizzoli. Appointed staff cannot lay claims for an employment contract with Clementia, the latter being completely independent of the employment contract between the former and Rizzoli.

Article 5
Compensation and method of payment

5.1 Clementia undersigns to pay Rizzoli the sum of [******]+ VAT for the activity described in this Agreement, according to the following method and terms of payment:

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Five asterisks denote omissions.

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•	50% of the total cost, within thirty (30) days from receipt of invoice – such invoice to be issued by Rizzoli to Clementia at the signature of this Agreement;

•	50% of the total cost, within thirty (30) days from receipt of invoice – such invoice to be issued Rizzoli to Clementia upon completion of the activities as foreseen at art. 4.

5.2 Payments must be settled within thirty (30) days from receipt of invoice, by bank draft to: UNICREDIT BANCA SPA - Agenzia Bologna Pupilli, Via Pupilli, 1 - 40136 Bologna, [*****]. Should payment not be settled in due date, legal interest rates will run from that date.

Article 6
Use of the Registry Data Analyses

6.1 Use of Registry Data Analyses by Clementia: Clementia agrees to use the Registry Data Analyses report for purposes of the Project only, as indicated at art. 1.1 and in accordance with the terms of this Agreement. In particular, the Analyses is for Clementia internal purpose only, is not intended to be published and is exclusive and sole proprietary of Clementia. Clementia shall use the Analyses and the data for the rating and for regulatory purposes only. No commercial or advertising use has been done in the past and shouldn’t be done for the future.

6.2 Distribution of Registry Data Analyses: Clementia shall not provide access to or distribute the Registry Data Analyses report to any third party other than employees, agents, consultants, regulatory authorities and professional advisors of Clementia, any collaborator or any third party contractor engaged by Clementia, in each case who are working on the Project and who are bound by obligations comparable to those set forth in Article 8 or to regulatory authorities.

6.3 Use of Registry Data Analyses and of Registry Data by Rizzoli: the Registry Data Analyses report is provided by Rizzoli to Clementia on a non-exclusive basis and Rizzoli shall be free to use and to supply to third parties such Analyses and the Registry Data from the REM as Rizzoli may in its sole discretion decide, subject to Article 8.

Article 7
Intellectual Property Rights

7.1 Ownership of Project Results: Project results, shall vest in, be the property of, and shall be owned exclusively by, Clementia.

7.2 Background Intellectual Property: It is recognized and understood that the Background of each Party is the separate property of Clementia and Rizzoli and that is not affected by this Agreement. Neither party shall have any claims or rights in such separate Background (inventions, technology or other intellectual property) except as necessary to for the performance of this Agreement.

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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7.3 Except as expressly set forth herein no rights or licenses are granted by either party hereunder.

Article 8
Proprietary Information and confidentiality

8.1 The Parties know and agree that Rizzoli will analyse and elaborate data that are registered with the Rizzoli due to applicable national legislation.

8.2 Confidentiality: from time to time during the term of this Agreement, the Disclosing Party in connection with activities conducted hereunder, may disclose Proprietary Information to the Receiving Party. The Receiving Party will use the Proprietary Information for purposes of this Agreement only and will not further use or disclose the Proprietary Information without the prior, written consent of the Disclosing Party.

8.3 Return of Proprietary Information: upon expiration or termination of this Agreement, the Receiving Party, if requested by the Disclosing Party, shall return or at Disclosing Party’s option destroy, all copies of Proprietary Information disclosed, and all other materials provided by the Disclosing Party to the Receiving Party under this Agreement; provided, that the Receiving Party may retain one copy of such other Confidential Information and such materials on a confidential basis for archival purposes only.

8.4 Use of Name: No party to this Agreement shall use the name of any other party or of any staff member, employee or student of any other party or any adaptation thereof in any advertising, promotional or sales literature or in any publicity without the prior written approval of the party or individual whose name is to be used.

Article 9
Term and Termination

9.1 Term: this Agreement, unless earlier terminated as provided herein, shall be effective as of the Date of last signature and will terminate on 15.12.2018, unless extended in writing by mutual agreement prior to the termination date.

9.2 Termination at will: either Party may, at any time, terminate this Agreement by giving not less than thirty (30) days’ prior written notice (by registered mail with return receipt/PEC) to the other.

9.3 Termination for Breach: if either party materially breaches any representation, term or condition of this Agreement and fails to remedy such breach within thirty (30) days after receipt of notice in writing of such material breach from the other Party, the non-breaching Party, may, in addition to any other remedies that such party may have in law or in equity, terminate this Agreement by sending written notice (by registered mail with return receipt/PEC) of termination to the other Party.

9.4 Effect of Termination: for purposes of clarity, the parties acknowledge that termination of this Agreement shall not prevent Clementia’s continued use any Registry Data Analyses provided prior to termination.

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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Article 10
Representations and Warranties; Liability and Indemnification

10.1 Representations and Warranties of Rizzoli: Rizzo Ii represents and warrants that (a) there is no agreement in effect on the Effective Date between Rizzoli and any party which prohibits Rizzoli from granting to Clementia the rights set forth hereunder; (b) Rizzoli has the legal right, authority and power to enter into this Agreement and meet the obligations set forth herein; and (c) Rizzoli has obtained informed consent from all patients and human subject volunteers in accordance with Article 4.3 of this Agreement and according to all applicable law and regulations.

10.2 No Other Representations: OTHER THAN AS SET FORTH IN THIS AGREEMENT, RIZZOLI MAKES NO REPRESENTATIONS, AND EXTENDS NO WARRANTIES OF ANY KIND , EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE REGISTRY DATA AND TO SUCH REGISTRY DATA ANALYSES. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.3 Limitation of Liability: neither Party shall be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any economic loss or other loss of turnover, profits, business or goodwill or any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by the other Party or its Affiliates of an indirect or consequential nature arising out of or in connection with this Agreement.

10.4 Indemnification by Clementia: Clementia assumes all liability for damages that may arise from its use of the Registry Data Analyses Clementia agrees to indemnify, defend, and hold harmless Rizzoli and its representatives, employees, and agents (the “Rizzoli Indemnitees”) against all losses, expenses (including without limitation any legal expenses), claims, demands, suits, or other actions arising from Clementia’s activities hereunder except to the extent any of the foregoing was directly caused by the negligence or willful misconduct of the Rizzoli Indemnitees.

10.5 Indemnification by Rizzoli: Rizzoli agrees to indemnify, defend, and hold harmless Clementia and its representatives, employees, and agents (the “Clementia Indemnitees”) against all losses, expenses (including without limitation any legal expenses), claims, demands, suits, or other actions arising from any breach by Rizzoli of any of its representations or warranties made herein, except to the extent the same was directly caused by the negligence or willful misconduct of the Clementia Indemnitees.

Article 11
Anticorruption rules

11.1 The Parties undertake to comply with all applicable anti-corruption and transparency law rules, according to Italian laws (DL 190/201 , D.Lgs 33/2013 and D.Lgs. 231/01) liability of corporate bodies and, in any case, to refrain from any behavior that is prohibited by the Italian rules or other applicable regulations against corruption (collectively “Rules against Corruption”).

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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11.2 Parties acknowledge that any breach of Rules against Corruption will authorize the non-breaching Party to immediately terminate the Agreement, as 1456 of Italian Civil Code.

Article 12
Force Majeure

12.1 Rizzoli is not responsible for losses, damages, delays or non-execution of tests, if these are caused by unpredictable accidents or force majeure.

Article 13
Processing of personal data

13.1 Rizzoli will handle processing, diffusion and communication of personal data concerning this Agreement within the scope of its institutional objectives and in accordance with the current law and regulations.

13.2 Clementia must process all personal data coming from Rizzoli only for purposes set out in this Agreement in accordance with the applicable laws and regulations.

Article 14
Governing laws and Jurisdiction

14.1 The Parties agree that English shall be the official language of this Agreement.

14.2 Parties agree that any issues related to any matter which is not provided for in this Agreement, shall be preliminary discussed truthfully and in good faith for settlement purposes.

14.3 In case of dispute this agreement shall be governed by the Italian Law exclusively.

Article 15
Miscellaneous

15.1 Amendments: no amendments or changes to or waivers of this Agreement shall be effective unless made in writing and duly executed by an authorized signatory on behalf of each Party.

15.2 Entire Agreement: this Agreement embodies the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties hereto, whether written or oral, relating to the subject matter hereof.

15.3 Assignment: this Agreement shall not be assignable by either party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Any attempted assignment in contravention of the foregoing shall be void and of no force or effect.

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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15.4 Notices: any notices required to be given or which shall be given under this Agreement shall be in writing delivered by recognized overnight courier service, personal delivery, telecopier (with evidence of receipt), first class mail or by certified or registered mail (PEC) addressed to the parties as shown at article 3.3 and 3.4.

15.5 Signatures: this Agreement may be executed in counterparts. This Agreement may be executed by the signatories hereto and sent electronically, the electronic copy of said signature being provisionally accepted: then the original hard copy should be sent by courier service. This Agreement may also be executed by the signatories hereto by electronic signatures in accord with the standards and practices established by the internal procedures of the Parties. E-signatures will have the same full force and effect as an original signature.

15.6 Registration expenses: this Agreement shall be registered for use and at a fixed rate in accordance with artt. 5 and 39 of DPR n. 131/86. Except as set forth in Article 5, each Party will bear its own expenses under this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

CLEMENTIA PHARMACEUTICALS, INC.

Date: April 27, 2017

By:	/Clarissa Desjardins/
Name: Clarissa Desjardins, PhD
Title: Chief Executive Officer

ISTITUTO ORTOPEDICO RIZZOLI

Date: 28 MAR 2017

By:	/Pierpaola D’Alessandro/
Name: Dr. Pierpaola D’Alessandro
Title: Chief of SC Amminstrazione della Ricerca

Seen and Approved

CLEMENTIA PHARMACEUTICALS, INC.

By:	/ Donna Grogan/ 27 April 2017
Dr. Donna Grogan

ISTITUTO ORTOPEDICO RIZZOLI

By:	/Luca Sangiorgi/ 28 MAR 2017
Dr. Luca Sangiorgi

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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The Parties acknowledge to be bound by each contract clause and specifically approve the following:

Article 5 – Compensation and method of payment
Article 6 – Use of the Registry Data Analyses
Article 7 – Intellectual Property Rights
Article 8 – Proprietary Information and confidentiality
Article 9 – Term and termination
Article 11 – Anticorruption rules
Article 14 – Governing laws and Jurisdiction
Article 15.3 – Assignment

CLEMENTIA PHARMACEUTICALS, INC.

Date: April 27, 2017

By:	/Clarissa Desjardins/
Name: Clarissa Desjardins, PhD
Title: Chief Executive Officer

ISTITUTO ORTOPEDICO RIZZOLI

Date: 28 MAR 2017

By:	/Pierpaola D’Alessandro/
Name: Dr. Pierpaola D’Alessandro
Title: Chief of SC Amminstrazione della Ricerca

Seen and Approved

CLEMENTIA PHARMACEUTICALS, INC.

By:	/ Donna Grogan/ 27 April 2017
Dr. Donna Grogan
Chief Medical Officer

ISTITUTO ORTOPEDICO RIZZOLI

By:	/Luca Sangiorgi/ 28 MAR 2017
Dr. Luca Sangiorgi

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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Exhibit A
Technical Annex

The Structure that performs the Research Activity is Rizzoli Medical Genetics and Rare Orthopaedic Diseases Department and CLIBI Laboratory (Responsible: Dr. Luca Sangiorgi).

All the activities will be conducted by Medical Genetics and Rare Orthopaedic Diseases Department and CLIBI Laboratory personnel (Head/Scientific Responsible: dr. Luca Sangiorgi)

1) INTRODUCTION

The data that will processed and analysed will be included in the Scirntifico Report, that will be sent to Clementia according to this agreement, collected on REM registry.

Multiple Osteochondromas (MO) is an autosomal dominant disease characterized by the formation of multiple cartilage-capped bone tumours (defined osteochondromas, OCs) typically located in the long bones. OCs are rarely present at birth and grow in number and size during childhood, until completed skeletal maturity. The great variability in size and number of lesions reflects the MO clinical heterogeneity which is characterized by pain, abnormal skeletal growth, decreased range of motion, and deformities. The most serious complication is malignant transformation of OCs into secondary peripheral chondrosarcomas (1-5%). Actually, surgery is the only available treatment with several operations in patient lifespan (average 3) and multiple x-ray is the method of choice in patient monitoring.

MO is mostly caused by heterozygous mutations in the heparan sulfate (HS)-synthesizing enzymes EXT1 or EXT2, implicated in the control of cartilage growth during endochondral ossification; they catalyse polymerization of heparan sulfate glycosaminoglycans (HSGAGs) chains, which are covalently linked to core proteins, thus forming proteoglycans. Even if some EXT mutations are reported to lead to active enzyme isoforms, they are supposed to modify the activity of HS polymerases thus leading to the production of HS chains different from wild-type status; unfortunately, these observations have never been demonstrated in MO patients and the biochemical effect of specific EXT 1/2 mutations is currently unknown.

As known, MO is characterized by a wide clinical intra- and inter-familial variability, currently unexplained at molecular level. Since various genotype-phenotype correlation studies failed to identify specific associations between EXT mutations and clinical manifestations. it is likely that secondary factors influence survival and growth of the lesions.

Since EXT mutations cannot explain all MO genetic aetiology and OC growth is extremely variable in site, size and number, we decided to collect structured data in a Registry in order to promote more productive genotype-phenotype correlation, to study MO epidemiology and natural history and to provide our data analyses for researches and studies.

As a matter of fact. a Disease Registry is a collection of personal, clinical, genetic data of patients.

Many definitions are available for registry. The US Agency for Healthcare Research and Quality define a Registry as “an organized system that uses observational study methods to

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Five asterisks denote omissions.

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collect uniform data (clinical and other) to evaluate specified outcomes for a population defined by a particular disease, condition, or exposure, and that serves one or more predetermined scientific, clinical or policy purposes” and WHO described in 1974 it as “a file of documents containing uniform information about individual persons, collected in a systematic and comprehensive way, in order to serve a pre-determined scientific, clinical or policy purpose”. Many other descriptions can be found internationally, but them all share few main concepts: a) the realization of an organized system, b) denoted by uniformity of data, c) related to a specific disease or precise group of patients d) and finalized to explicit purposes.

More in details a patient registry is a powerful tool composed of interconnected elements that work jointly in order to create an organized collection of information. The word “registry” is composed of two related connotations, the act of register and the entry in a repository and effectively both meanings are involved in a patient registry. The items collected, like clinical data, laboratory test results, anamnestic history and so on , are primary to the scope, but them all are connoted by consistent uniformity both in the nuance of data type composition and in structuring of data themselves.

Starting from 2003 the Medical Genetics and Rare Orthopedic Diseases Department started a collection of data from patients and families affected by Rare Diseases (in particular skeletal dysplasia) and in the subsequent years stared to standardize this data collection and in collaboration with CLIBI Laboratory established the REM (Registry for Mutliple Ostechondromas Disease).

2) DESCRIPTION OF THE RESEARCH ACTIVITIES (preliminary and Analyses)

Research activities (internal to IOR) are composed of multiple steps:

1.	a complex selection of case studies includible in this study;

2.	according to Clementia specifications and requirements, some multiple data extrapolations from REM to .xls file (or similar format. such as .cvs file );

3.	clinical chart, radiological images and surgical folders revaluations;

4.	a multistep process of data elaboration, that includes data cleaning, data processing and data analyses.

All these steps will be processed after a preliminary point by point evaluation of required data analyses (listed below)

After the internal research activities, IOR will implement the Scientific Report, as output to be provided to Clementia. The scientific report will not include any personal data that could allow to identify (directly or indirectly) any patient included in the REM.

2.1 AIM

Research activities of this agreement aim to increase the knowledge on MO disease, mainly by an epidemiologic point of view, taking into account underage patients.

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Five asterisks denote omissions.

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This will be a preliminary evaluation, helpful to comprehend the disease evolution and pathological development of Osteochondromas.

2.2 OBJECT OF THE ANALYSES

The data analyses imply a complex selection of interesting cases, according to Clementia specifications and requirements (see 2.4 Data to analyse). Moreover, REM extrapolated data will be checked, cleaned, processed and at least analysed, following the sequent steps:

•	Evaluation of demographic data categorized by age groups

•	Evaluation of clinical data categorized by age groups

•	Evaluation of radiographical data categorized by age groups

•	Disease Evolution studies by age groups

•	Number, sites, localizations of OC analyzed by age groups

•	Number and type of surgical interventions

•	Patients age distribution according to surgical interventions (categorized by age groups)

•	Evaluation of interrelations between OC dimension and functional outcomes (pain, deformities, limitations, etc.)

All mentioned steps are epidemiological issues composed of more questions.

2.3 POPULATION UNDER STUDIES

All paediatric patients (<18 age) affected by MO disease.

2.4 DATA TO ANALYZE

In the following pages there are listed the data that Clementia requires to be included in the Analyses.

MO Registry Questions

Demographics:

•	Number of children according to the following age categories: 0-6 years, 7-12 years, 12-18 years.

•	Number of males/females by the above age categories, and overall.

•	Number of children per disease stage, by the above age categories and overall.

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Five asterisks denote omissions.

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•	The mean (median, range) patient stature by percentile of normal, by the above age categories and overall.

Disease Characteristics - by age categories and overall:

•	Mean, (median, range) age at diagnosis.

•	What is the mutation type?

•	Mean, (median, range) age at onset of first OC.

•	What is the stage of disease upon entry into the registry?

•	How are functional limitations assessed for the purposes of disease stage classification?

•	How are deformities assessed for the purposes of disease stage classification?

•	How are OCs assessed for categorization of disease stage:

o	Physical examination?

o	Ultrasound?

o	MRI?

o	CT scan?

o	Other?

•	What are the locations of OCs?

o	Are OC typically bilateral or unilateral? Should the data requested below be provided by right/left regions, or just by region?

o	What are the locations of OCs by age and by age category?

o	What are the locations of OCs by disease stage?

•	What is the mean (median, range) follow-up time?

•	What percent of subjects, by age category and overall, have progressed:

o	From Stage 1 to Stage 2

o	From Stage 1 to Stage 3

o	From Stage 2 to Stage 3?

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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•	What is the mean (median, range) time to progression:

o	From Stage 1 to Stage 2

o	From Stage 1 to Stage 3

o	From Stage 2 to Stage 3

•	What medications are used for disease management?

•	What is the percentage of subjects by age category and overall that underwent at least one surgical excision of OC?

o	Mean (median, range) age of the first surgery

o	What were the reasons for surgery?

•	What is the percentage of subjects by age category and overall that underwent at least one surgical procedure to correct deformity?

o	Mean (median, range) age of the first surgery

•	What is the mean (median, range) number of surgical procedures performed overall, and by age category?

•	Is there a relationship between number and/or size of OCs as noted by physical examination and/or imaging and functional outcome (local pain, deformities, and/or decreased ROM)?

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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Table 1. ROI Disease Registry Investigation (Age Category)
		0-6 years	7-12 years	12-18 years	Overall
Patients	N %
Sex, n (%)	Males Females
Mutation type, n (%)	EXT 1 EXT 2
Stature	Percentile normal
Age at diagnosis, years	Mean Median range
Age at first OC, years	Mean Median (range)
Follow-up time, months	Mean Median (range)
Stage at entry into the registry, n (%)	Stage 1 Stage 2 Stage 3
Current stage, n (%)	Stage 1 Stage 2 Stage 3
Stage progression, n(%)	Stage 1 to Stage 2 Stage 1 to Stage 3 Stage 2 to Stage 3
Time to Stage progression, years	Mean Median (range)
At least one surgical excision of OC, n (%)
At least one surgery to correct deformity, n (%)
Number of surgical procedures	Mean Median (range)
Age at first surgery	Mean Median (range)

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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Table 1. ROI Disease Registry Investigation (Age Category)
		0-6 years	7-12 years	12-18 years	Overall
OC location at entry into the registry, n (%)	Ribs Femur Radius Ulna Carpal bones Metacarpal bones Spine Iliac crest Proximal femur Distal femur Proximal tibia Distal tibia Proximal fibula Distal fibula Tarsal bones Metatarsal bones
Osteochondromas at entry into the registry, n (%)
Osteochondromas at follow-up, n (%)
Time to OC progression	Mean Median (range)
Deformities at entry into the registry, n (%)
Deformities at follow-up, n (%)
Time to deformity progression	Mean Median (range)
Functional limitations at entry into the registry, n (%)
Functional limitations at follow-up, n (%)
Time to functional limitations	Mean Median (range)

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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Table 2. ROI Disease Registry Investigation (Disease Stage)
		Stage 1	Stage 2	Stage 3	Overall
OC location at entry into the registry, n (%)	Ribs Femur Radius Ulna Carpal bones Metacarpal bones Spine Iliac crest Proximal femur Distal femur Proximal tibia Distal tibia Proximal fibula Distal fibula Tarsal bones Metatarsal bones

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

18